                                 EXHIBIT 99.1
                                 ------------

                                     OLIN
             501 MERRITT 7, P.O. BOX 4500, NORWALK, CT 06856-4500


RICHARD E. KOCH, P.E.

Vice President, Investor Relations and Public Affairs
Phone:  (203) 750-3254
Fax:  (203) 750-3231
E-mail:  rekoch@corp.olin.com



                               OLIN CORPORATION


                            FIRST QUARTER EARNINGS

                         CONFERENCE CALL ANNOUNCEMENT


                            Friday, April 27, 2001
                             9:00 AM Eastern Time


A conference call to review first quarter results will be held on Friday, April 27, 2001 at 9:00 AM by Donald W. Griffin, Chairman, President and CEO; Anthony Ruggiero, Executive Vice President and CFO; and Richard Koch, Vice President, Investor Relations and Public Affairs. Prepared remarks will take about 20 minutes and will be followed by a question and answer period.

Earnings, along with income statement and segment information, will be released on the morning of Friday, April 27. The release will be available on First
       ----------------------------
Call, Business Wire and Dow Jones News Service. If you would like to participate in the conference call, or listen to a replay of the call via PostView, please contact Victoria Garcia at (203) 750-3811. PostView will be available by telephone on Friday, April 27, from 1:00 PM ET through midnight
                          --------------------------------------------------
Wednesday, May  2.
-------------------

The conference call will also be webcast live on our corporate website www.olin.com.
-------------


                 O  L  I  N    C  O  R  P  O  R  A  T  I  O  N